                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               C. R. BARD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                            LOGO

C. R. BARD, INC.
730 CENTRAL AVENUE
MURRAY HILL, NEW JERSEY 07974

March 8, 1996

Dear Shareholder:

     Your Board of Directors joins me in extending an invitation to attend the 1996 Annual Meeting of Shareholders which will be held on Wednesday, April 17, 1996 at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey 07932. The meeting will start promptly at 10:00 a.m.

     We sincerely hope you will be able to attend and participate in the meeting. We will report on the Company's progress and respond to questions you may have about the Company's business. There will also be important items which are required to be acted upon by shareholders.

     Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

                                         Sincerely yours,

                                         LOGO

                                         WILLIAM H. LONGFIELD
                                         Chairman and
                                         Chief Executive Officer

                                C. R. BARD, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 1996

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of C. R. Bard, Inc. will be held on Wednesday, April 17, 1996 at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey 07932 at 10:00 a.m. for the following purposes:

        1. To elect three Class III directors for a term of three years and one Class I director for a term of one year;

        2. To consider and vote upon a proposed amendment to the Company's Restated Certificate of Incorporation which would reduce the maximum number of directors of the Company;

        3. To approve an amendment to the Company's 1993 Long Term Incentive Plan to increase the number of shares of Common Stock available for grant thereunder and amend certain other provisions;

        4. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the year 1996;

        5. To consider and vote upon a shareholder proposal relating to annual election of directors;

        6. To consider and vote upon a shareholder proposal relating to compensation of non-employee directors; and

        7. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only shareholders of record at the close of business on February 26, 1996 are entitled to notice of and to vote at the meeting.

     A copy of the Annual Report of C. R. Bard, Inc. for 1995 is enclosed with this Notice, the attached Proxy Statement and the accompanying proxy.

     All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy and return it promptly in the self-addressed envelope provided.

                                          By order of the Board of Directors

                                          RICHARD A. FLINK
                                          Secretary

March 8, 1996

                      NO MATTER HOW MANY SHARES YOU OWNED
                  ON THE RECORD DATE, YOUR VOTE IS IMPORTANT.

     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                                C. R. BARD, INC.
                               730 CENTRAL AVENUE
                         MURRAY HILL, NEW JERSEY 07974

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

GENERAL

     The accompanying proxy is solicited on behalf of the Board of Directors of
C. R. Bard, Inc. (the "Company") for use at the Annual Meeting of Shareholders referred to in the foregoing notice and at any adjournment thereof. It is expected that this Proxy Statement and the accompanying proxy will be mailed commencing March 8, 1996 to each shareholder entitled to vote.

     Shares represented by proxies, if such proxies are properly executed, received in time and not revoked, will be voted in accordance with the specifications thereon or, if no specifications are made, will be voted FOR the election as directors of all nominees named herein, FOR Proposal No. 2, FOR Proposal No. 3, FOR Proposal No. 4, AGAINST Proposal Nos. 5 and 6 (the "Shareholder Proposals") and in accordance with the discretion of the named attorneys and proxies on any other business. Any proxy may be revoked at any time before it is exercised by notice in writing delivered to the Secretary of the Company.

     Under New Jersey law and the Company's By-Laws, the presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting of Shareholders constitutes a quorum. Directors are elected by a plurality of the votes cast at the Annual Meeting of Shareholders. Adoption of Proposal No. 2 requires the affirmative vote of at least seventy-five percent of the outstanding shares of the Company's Common Stock. Adoption of Proposal No. 3 requires the affirmative vote of at least a majority of the shares present and entitled to vote at the Annual Meeting of Shareholders, provided that a majority of the outstanding shares of Common Stock votes on the proposal. Adoption of Proposal No. 4 and the Shareholder Proposals requires the affirmative vote of at least a majority of the votes cast.

     Votes cast at the Annual Meeting of Shareholders will be tabulated by the Company's transfer agent. Votes withheld for the election of directors have no impact on the election of directors, except that votes withheld may result in another individual receiving a higher number of votes. Abstentions will have the effect of votes against Proposal No. 2 and Proposal No. 3 and will not be counted in tabulating the number of votes cast on Proposal No. 4 and the Shareholder Proposals. Broker non-votes will have the effect of votes against Proposal No. 2 and will not be counted in tabulating the number of votes cast on Proposal No. 3, Proposal No. 4 and the Shareholder Proposals.


     On February 26, 1996, the record date for the determination of shareholders entitled to notice of and to vote at the meeting, the outstanding voting securities of the Company consisted of 57,405,909 shares of Common Stock. Each share is entitled to one vote.


                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     There are currently eleven members of the Board of Directors, divided into three classes. Class I consists of four directors whose terms expire in 1997 (Messrs. Butler, Carey and Cronin were elected to serve three-year terms in 1994 and Mr. Bopp was appointed by the Board of Directors on July 12, 1995 and is standing for election by shareholders at this time). Class II consists of four directors whose terms expire in 1998. Class III consists of three directors whose terms expire in 1996. Upon election by shareholders, directors serve for a three-year term and until their successors are elected and qualified.

     Four directors are to be elected at the Annual Meeting of Shareholders. Three current members of the Board of Directors constituting Class III directors are nominated for re-election. One additional person, who is designated as a nominee for election as a Class I director, is also nominated to be elected.

     Votes pursuant to the accompanying proxy will be cast, unless otherwise indicated on the proxy, for the election of the four nominees named below. In the event that any such nominee shall be unable to serve as a director, it is intended that the proxy solicited hereby will be voted for such other person or persons as may be nominated by management. Management has no reason to believe that the nominees will be unable to serve.

     Set forth below are the names, principal occupations and ages of the four nominees for election as directors and the current directors with unexpired terms, as well as certain information relating to other positions held by them with the Company and other companies. Except as otherwise indicated, the information set forth below as to principal occupation is for at least the last five years. There are no family relationships among directors and nominees.

                NOMINEES FOR RE-ELECTION AS CLASS III DIRECTORS


T. Kevin Dunnigan...........  Chairman and Chief Executive Officer of Thomas & Betts
                              Corporation (electrical/electronic components, connectors and accessories) since 1992, having been Chief Executive Officer since 1985 and President from 1980 to 1994; age 58. Mr.
                              Dunnigan has been a Director since December 1994 and is a
                              member of the Audit Committee and Regulatory Compliance
                              Committee. He is also a director of Lukens, Inc. and Elsag
                              Bailey Process Automation N.V.
Regina E. Herzlinger........  Nancy R. McPherson Professor of Business Administration,
                              Harvard Business School since 1971; age 52. Professor
                              Herzlinger has been a Director since 1991 and is a member of the Audit Committee and Regulatory Compliance Committee. She is
                              also a director of Deere & Company, Manor Care, Inc., Salick
                              Health Care, Inc. and Schering-Plough Corporation, and is a
                              member of the Visiting Committee on Sponsored Research of the
                              Massachusetts Institute of Technology.
William H. Longfield........  Chairman and Chief Executive Officer since September 1995, having been President and Chief Executive Officer since June
                              1994, President and Chief Operating Officer from September 1991 to June 1994 and Executive Vice President and Chief Operating
                              Officer from February 1989 to September 1991. In addition, from
                              October 1993 to September 1995, Mr. Longfield had been
                              delegated the additional responsibilities of Chairman of the
                              Board and from October 1993 to June 1994 he had been delegated the additional responsibilities of Chief Executive Officer; age
                              57. Mr. Longfield has been a Director since 1990 and is a
                              member of the Executive Committee and Policy, Procedures and
                              Organization Committee. He is also a director of Manor Care,
                              Inc., United Dental Care, The West Company and Horizon Mental
                              Health Management, Inc.
                         NOMINEE FOR ELECTION AS A CLASS I DIRECTOR
William C. Bopp.............  Executive Vice President and Chief Financial Officer since
                              October 1995, having been Senior Vice President and Chief
                              Financial Officer since 1992 and Vice President and Treasurer since 1988; age 52. Mr. Bopp has been a Director since July
                              1995 and is a member of the Finance Committee.

                               OTHER DIRECTORS OF THE COMPANY
                            CLASS I DIRECTORS (TERMS EXPIRE 1997)
William T. Butler, M.D......  Chancellor of Baylor College of Medicine since January 1996, having been President and Chief Executive Officer since 1979;
                              age 63. Dr. Butler has been a Director since 1988 and is a member of the Compensation Committee; Regulatory Compliance
                              Committee; and Policy, Procedures and Organization Committee.
                              He is a member of the Institute of Medicine of the National
                              Academy of Sciences. He is also a director of Browning-Ferris
                              Industries Inc. and Lyondell Petrochemical Company.
Raymond B. Carey, Jr........  Retired Chairman and Chief Executive Officer of ADT, Inc.
                              (electronic protection systems); age 69. Mr. Carey has been a
                              Director since 1991 and is a member of the Audit Committee;
                              Regulatory Compliance Committee; and Finance Committee. He is
                              also a director of Thomas & Betts Corporation and the Kroger
                              Co.
Daniel A. Cronin, Jr........  President, Northbridge Management Company (investment management); General Partner, Ampersand Associates (venture capital fund); age 67. Mr. Cronin had been a Director from 1968 to 1976 when he resigned to join the staff of the United States
                              Secretary of Commerce, a position he held until 1977. He was re-elected a Director in 1979 and is a member of the Audit
                              Committee; Finance Committee; and Executive Committee. He is
                              also a director of Altron Corporation.
                           CLASS II DIRECTORS (TERMS EXPIRE 1998)
Joseph F. Abely, Jr.........  Retired Chairman and Chief Executive Officer of Sea-Land
                              Corporation (international intermodal freight transportation and related trade services), having been, prior thereto, Vice
                              Chairman of the Board and a director of RJR Nabisco, Inc.
                              (international consumer products); age 67. Mr. Abely has been a
                              Director since December 1985 and is a member of the
                              Compensation Committee; Finance Committee; and Regulatory
                              Compliance Committee. He is also a director of Perkin-Elmer
                              Corporation and Burlington Industries, Inc.
Robert P. Luciano...........  Chairman of the Board of Schering-Plough Corporation
                              (pharmaceuticals and consumer products) since January 1996, having been Chairman and Chief Executive Officer since January
                              1986; age 62. Mr. Luciano has been a Director since 1981 and is a member of the Executive Committee; Compensation Committee;
                              and Policy, Procedures and Organization Committee. He is also a director of AlliedSignal Inc. and Merrill Lynch & Co., Inc.
Robert H. McCaffrey.........  Retired Chairman of the Board of Directors since February 1991, having been Chairman of the Board of Directors from January
                              1989 to February 1991 and, prior thereto, Chairman of the Board of Directors and Chief Executive Officer since 1976; age 69.
                              Mr. McCaffrey has been a Director since 1976 and is a member of the Executive Committee, Finance Committee and Policy,
                              Procedures and Organization Committee. He is also a director of
                              KLM Communications, Inc.
Benson F. Smith.............  President and Chief Operating Officer since October 1995, having been Executive Vice President and Chief Operating
                              Officer from July 1994 to October 1995, Executive Vice
                              President-Operations from December 1993 to July 1994 and, prior thereto, Group Vice President from September 1991 to December
                              1993 and Group Executive from February 1990 to September 1991;
                              age 48. Mr. Smith has been a Director since July 1994 and is a member of the Finance Committee.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     The table below indicates all persons who management knows as of the record date to beneficially own more than 5% of the Company's outstanding Common Stock:



                                                                        NUMBER OF
                                                                         SHARES
                                                                     OF COMMON STOCK
                                                                      BENEFICIALLY       PERCENT
               NAME AND ADDRESS OF BENEFICIAL OWNER                       OWNED          OF CLASS
-------------------------------------------------------------------  ---------------     --------
Loomis Sayles & Company, L.P.......................................    5,262,249(1)         9.2
  One Financial Center
  Boston, Massachusetts 02111
Swiss Bank Corporation(2)..........................................    3,244,548(3)         5.7
  Aeschenplatz 6 CH-4002
  Basel, Switzerland
Wellington Management Company......................................    3,396,400(4)         5.9
  75 State Street
  Boston, Massachusetts 02109


---------------


(1) Denotes shared dispositive power with respect to all shares indicated, sole voting power with respect to 1,821,925 of such shares and shared voting power with respect to none of such shares.


(2) SBC Holding (USA), Inc. ("SBCUSA"), located at 222 Broadway, New York, New York, is a wholly-owned subsidiary of Swiss Bank Corporation ("SBC"), a holding company. Brinson Holdings, Inc. ("BHI"), located at 209 South LaSalle, Chicago, Illinois, is a wholly-owned subsidiary of SBCUSA. Brinson Partners, Inc. ("BPI"), located at 209 South LaSalle, Chicago, Illinois, is a wholly-owned subsidiary of BHI. By virtue of these corporate relationships, (i) SBC may be deemed to beneficially own and have the power to dispose and vote or direct the disposition or voting of 6,337 shares of Common Stock of the Company held directly or indirectly by it, (ii) SBC and SBCUSA may be deemed to beneficially own and have the power to dispose and vote or direct the disposition or voting of 4,561 shares of Common Stock of the Company held directly or indirectly by SBCUSA and (iii) SBC, SBCUSA, BHI and BPI may be deemed to beneficially own and have the power to dispose and vote or direct the disposition or voting of an aggregate of 3,233,650 shares of Common Stock of the Company held by BPI and its wholly-owned subsidiary, Brinson Trust Company.

(3) Denotes shared voting power and shared dispositive power with respect to all shares indicated.


(4) Denotes shared dispositive power with respect to all shares indicated, sole voting power with respect to 408,900 of such shares and shared voting power with respect to none of such shares.

SECURITIES OWNERSHIP OF MANAGEMENT


     The table below contains information as of February 26, 1996 with respect to the beneficial ownership of Common Stock of the Company by each director of the Company and the Company's Chief Executive Officer and four other most highly compensated executive officers (collectively, the "Named Executive Officers") and all directors and executive officers as a group (including the Named Executive Officers). No director or executive officer owns more than 1% of the outstanding stock. All directors and executive officers as a group (19 people) own beneficially 1.2% of the outstanding stock. Unless otherwise noted in the footnote following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.



                                                                       SHARES OF COMMON STOCK
                                                                         BENEFICIALLY OWNED
                                                               ---------------------------------------
                                                                                         RIGHT TO
                                                                                      ACQUIRE WITHIN
                                                                                        60 DAYS OF
                                                                  HELD AS OF         FEBRUARY 26, 1996
                            NAME                               FEBRUARY 26, 1996       UNDER OPTIONS
-------------------------------------------------------------  -----------------     -----------------
Joseph F. Abely, Jr..........................................         3,600                 1,200
William C. Bopp..............................................        21,436                32,341
William T. Butler, M.D.......................................         5,900                 1,200
Raymond B. Carey, Jr.........................................         2,000                 1,200
Daniel A. Cronin, Jr.........................................        15,200                 1,200
T. Kevin Dunnigan............................................         1,200                   -0-
Regina E. Herzlinger.........................................         1,500                 1,200
William H. Longfield.........................................        43,690               132,438
Robert P. Luciano............................................         5,600                 1,200
Robert H. McCaffrey(*).......................................       404,037                 1,200
Timothy M. Ring..............................................         5,996                11,274
Benson F. Smith..............................................        36,419                54,658
William T. Tumber............................................        18,350                10,889
All Directors and Executive Officers as a group (19
  people)....................................................       653,180               348,649


---------------


(*) Includes 10,743 shares owned by his wife as to which he disclaims beneficial ownership. Includes 19,000 shares held by a trust for his child. Includes 15,599 shares owned by a foundation of which he is President. Includes 153,114 shares owned by two foundations of which he is a co-trustee and as to all of which investment or voting power is shared.


BOARD MEETINGS AND COMMITTEES

     The Board of Directors met eight times in 1995. No director of the Company attended fewer than 92% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which they served.

     The Board of Directors has several standing committees, including, among others, an Audit Committee, a Compensation Committee and a Policy, Procedures and Organization Committee.

     The Audit Committee, currently composed of Directors Carey, Cronin, Dunnigan and Herzlinger, met two times during 1995. The principal functions of the Audit Committee are to (i) make recommendations to the full Board concerning the appointment of independent public accountants, (ii) review the scope of the audit and related fees, (iii) review the Company's accounting principles, policies and reporting practices with the independent public accountants, internal auditors and management, (iv) discuss with the independent public accountants the results of their audit and determine what action, if any, is required with respect to the Company's internal controls, (v) meet separately with the independent public accountants as well as separate meetings with the internal auditors and (vi) consider other audit and nonaudit matters from time to time as requested by the full Board.

     The Compensation Committee, currently composed of Directors Abely, Butler and Luciano, reviews and reports to the Board of Directors on all matters involving compensation of employees and management and administers the Company's 1994 Executive Bonus Plan and 1993 Long Term Incentive Plan. During 1995 there were three meetings of the Compensation Committee.

     The Policy, Procedures and Organization Committee, currently composed of Directors Butler, Longfield, Luciano and McCaffrey, advises and makes recommendations to the Board of Directors on all matters concerning Board procedures and directorship practices. The Committee also reviews and makes recommendations to the Board of Directors concerning the qualifications and selection of candidates as nominees for election as directors and will consider nominees recommended by shareholders. Such recommendations should be submitted to the Secretary of the Company. The Policy, Procedures and Organization Committee met three times during 1995.

EXECUTIVE COMPENSATION

  COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is designed to create a link between pay and performance. Performance is the critical factor in all compensation decisions. The Company relies on established compensation consultants to analyze and evaluate the total compensation paid to executives against that of competitive companies. The components of total compensation are base salary, annual cash bonus incentives and long-term incentives. The Compensation Committee believes that a strong link between pay and performance will enhance the Company's ability to attract, motivate and retain key employees.

  Base Salaries

     Base salaries are determined by evaluating the responsibility of the executive and by reference to the competitive marketplace for executive talent. In order to attract and retain high caliber executives, base salaries are targeted slightly above average but below the high end compared with the Company's competition for executive talent. The Company believes that its competition for executive talent comes from a selected group of companies in the same industry as, and with sales and products similar to those of, the Company. This selected group of companies is larger than, and does not contain all the companies in, the peer group which makes up the S&P medical product index in the Comparison of Five Year Cumulative Total Return below, as the Company believes that reference to the S&P medical product index provides the most meaningful comparison for shareholder returns, while the larger, selected group of companies is more representative of the Company's competition for executive talent.

     In determining base salary increases as well as total compensation, the Compensation Committee takes into account corporate and individual performance, inflation rates and the salary levels prevailing at the selected group of companies described above. Increases in base salaries are influenced by the performance of the Company and the individual as compared with established goals and objectives. Goals and objectives vary by individual and include the attainment of targeted levels of sales, net profits, earnings per share and return on shareholders' investment, as well as individual goals consisting of the attainment of strategic and operational initiatives (i.e., expansion of globalization, acquisitions/divestitures). For purposes of base salary increases, no particular weight is assigned to any goal.

     In determining the base salary of Mr. Longfield, the Compensation Committee weighed corporate and individual performance more heavily than inflation or analysis of competitive salary data. Mr. Longfield, who was delegated the responsibilities of Chairman and Chief Executive Officer in October of 1993, was elected Chief Executive Officer in June of 1994 and Chairman of the Board in September of 1995.

     The Compensation Committee considers the recommendation of the Chairman and Chief Executive Officer in approving the base salaries of Messrs. Smith, Bopp, Ring, Tumber and all other executives whose base salaries exceed $150,000 annually. Goals and objectives for these individuals are based on the targeted levels described above for the Divisions or corporate staff functions for which they are responsible and individual strategic and operational initiatives. Performance is weighed more heavily than inflation and competitive salary data.


     The Compensation Committee establishes each year a merit fund which is used to increase base salaries for professional and managerial employees. The amount of the merit fund is determined on the basis of an analysis of several industry specific and general, non-industry specific surveys which are conducted on an annual basis by consulting companies and trade associations. Individuals receive a salary increase paid out of the merit fund based on a formula which is designed to reward superior individual performance.


  Bonus Plans

     Awards under the Company's bonus plans are determined based on the degree to which corporate and, in certain cases, group financial and individual, non-financial goals are attained.

     Actual incentive compensation awards may be either more or less than targeted amounts depending on actual results compared with corporate and group and individual performance measures. Thus the Company's incentive plans create a direct link between pay and performance.

     At the beginning of each year, the Board of Directors, for corporate planning purposes and in consultation with the management of the Company, approves certain financial targets for the Company, including an earnings per share target. The earnings per share target then becomes the critical financial indicator used by the Compensation Committee in determining awards under the Company's bonus plans for Mr. Longfield and the other executive officers, other than Group Vice Presidents whose bonuses are determined as described below. All bonuses are based on operational results exclusive of items of an unusual and/or non-recurring nature.

     Certain executive officers of the Company, including the Named Executive Officers, receive their bonuses under the Company's 1994 Executive Bonus Plan. Bonuses under this plan for 1995 were determined by reference to the degree to which the Company's earnings per share target for 1995 was achieved and, with respect to Group Vice Presidents, including Messrs. Ring and Tumber, with equal weight by reference to the degree to which the net income target established for their respective groups was achieved. In 1995, 97% of the Company's earnings per share target (exclusive of items of an unusual and/or non-recurring nature) was achieved and 103.2% and 85.1% of the net income targets for the respective groups of Messrs. Ring and Tumber were achieved. In awarding bonuses to the Named Executive Officers, the Compensation Committee may grant less than, but not more than, the amounts determined pursuant to guidelines established pursuant to the 1994 Executive Bonus Plan.

     Except as set forth below, bonuses for the Company's other executive officers for 1995 were determined by reference to the degree to which the Company's earnings per share target for 1995 was achieved and the degree to which individual strategic and operational initiatives for 1995 were achieved. The Chairman and Chief Executive Officer establishes individual strategic and operational goals taking into account the executive's position in the Company and the executive's particular strengths and opportunities for improvement. Approximately 80% of the bonuses awarded to these executives in 1995 was based on the degree of achievement of the Company's earnings per share target and approximately 20% was based on the degree of achievement of individual strategic and operational initiatives. The executive officers of the Company who are responsible for quality control and regulatory and medical affairs do not participate in the Company's bonus plans.

  Stock Options


     Under the Company's 1993 Long Term Incentive Plan, in 1995 the Compensation Committee granted stock options to selected executive officers, including the Named Executive Officers. The Compensation Committee may, in its discretion, grant limited stock appreciation rights that may only be exercised in the event of a change of control of the Company. Limited stock appreciation rights were granted in tandem with all options granted to executive officers.

     Stock options are combined with other long term incentives to target total compensation for long term incentives at slightly above the average but below the high end of the selected group of companies described above. Actual awards may be more or less than targeted amounts depending on actual results compared with corporate and, in certain cases, group and individual performance measures as described under "Bonus Plans".

     In determining the number of options granted to each individual the Compensation Committee uses a multiple of base salary divided by the share price on the date of grant.

     The Company uses the Black-Scholes method to determine the potential value of stock options.

  Restricted Stock Awards

     Under the 1993 Long Term Incentive Plan, in 1995 the Compensation Committee granted restricted stock to selected executive officers, including the Named Executive Officers. In addition, the Compensation Committee in 1995 separately granted Mr. Smith and Mr. Bopp 7,500 and 5,000 shares of restricted stock, respectively, in conjunction with their promotions. Restricted stock vests in accordance with a schedule specified by the Compensation Committee. Restricted stock is combined with other long term incentives to target total compensation for long term incentives at slightly above the average but below the high end of the selected group of companies described above. Executive officers may receive more or less than the targeted amounts depending on actual results compared with corporate and, in certain cases, group and individual performance measures as described under "Bonus Plans".

     The formula for determining the number of shares of restricted stock granted to each individual is a multiple of base salary weighted for attainment of goals and objectives and divided by the share price on the date of grant.

  Compliance with Internal Revenue Code Section 162(m)


     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers for 1994 and thereafter. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company's 1994 Executive Bonus Plan and 1993 Long Term Incentive Plan, as proposed to be amended, have been structured such that annual incentive bonuses and long-term equity-based compensation paid thereunder for the Company's most senior executives should constitute qualifying performance-based compensation under Section 162(m). The Company's shareholders have approved, subject to the amendments proposed herein, both such plans. However, the Compensation Committee recognizes that unanticipated future events, such as a change of control of the Company or a change in executive personnel, could result in a disallowance of compensation deductions under Section 162(m). Moreover, the Compensation Committee may from time to time award compensation that is non-deductible under Section 162(m) when in the exercise of the Compensation Committee's business judgment such award would be in the best interest of the Company. The Compensation Committee believes that all compensation reported in the Summary Compensation Table below for 1995 should be deductible under the Internal Revenue Code.


                                          THE COMPENSATION COMMITTEE
                                          Robert P. Luciano, Chairperson
                                          Joseph F. Abely, Jr.
                                          William T. Butler, M.D.

SUMMARY COMPENSATION TABLE

     The table below sets forth information concerning compensation paid to the Named Executive Officers during the last three fiscal years.


                                                                         LONG TERM COMPENSATION
                                                                     -------------------------------
                                          ANNUAL COMPENSATION                AWARDS
                                    -------------------------------  ----------------------  PAYOUTS
                                                          OTHER      RESTRICTED  SECURITIES  -------
                                                          ANNUAL       STOCK     UNDERLYING   LTPIP    ALL OTHER
         NAME AND                   SALARY     BONUS   COMPENSATION    AWARDS     OPTIONS    PAYOUTS  COMPENSATION
    PRINCIPAL POSITION      YEAR      ($)       ($)       ($)(1.       ($)(2.      (#)(3.    ($)(4.      ($)(5.
--------------------------- -----   -------   -------  ------------  ----------  ----------  -------  ------------
William H. Longfield.......  1995   575,000   310,500     16,926       303,747     74,220     53,999     193,826
  Chairman and               1994   525,000   315,000     15,834       302,563     89,352     46,137     171,270
  Chief Executive Officer    1993   442,278   250,000     14,742       162,908     39,400     40,131     121,533
Benson F. Smith............  1995   374,256   198,000      9,920       359,164     29,360     27,692      34,625
  President and              1994   317,500   192,500      9,280       119,130     34,128     23,660      28,968
  Chief Operating Officer    1993   243,237   146,000      8,640        63,130     15,300      9,555      25,561
William C. Bopp............  1995   226,057   109,800      4,650       203,742     12,260     11,472      47,742
  Executive Vice President   1994   208,700   104,400      4,350        59,796     15,264     12,675      42,921
  and Chief Financial        1993   195,000    76,000      4,050        37,183      9,100      2,499      30,818
  Officer
Timothy M. Ring............  1995   224,000   106,800        -0-        54,442     13,008        -0-      12,572
  Group Vice President       1994   201,458    95,600        -0-        49,637     14,296        -0-      11,148
                             1993   161,874    69,500        -0-        27,285      6,400        -0-       7,734
William T. Tumber..........  1995   246,925    78,000      8,060        56,822     12,452     25,714      76,749
  Group Vice President       1994   235,125    87,500      7,540        47,607     13,756     21,970      73,038
                             1993   225,000    75,500      7,020        59,118     14,400      8,820      76,532


---------------

(1) All of these amounts represent dividend equivalents paid under the Long Term Performance Incentive Plan ("LTPIP").

(2) As of December 31, 1995: William H. Longfield held an aggregate of 29,710 shares of restricted stock with an aggregate value of $958,147; Benson F. Smith held an aggregate of 19,760 shares of restricted stock with an aggregate value of $637,260; William C. Bopp held an aggregate of 10,610 shares of restricted stock with an aggregate value of $342,172; Timothy M. Ring held an aggregate of 5,050 shares of restricted stock with an aggregate value of $162,862; and William T. Tumber held an aggregate of 6,230 shares of restricted stock with an aggregate value of $200,917. Dividends are paid on all shares of restricted stock.

(3) Grants consist of stock options with attached limited rights exercisable in the event of a change of control. See "Certain Compensation Arrangements" below for a description of the material features of the limited stock appreciation rights.

(4) The dollar amounts for 1995, 1994 and 1993 were derived by multiplying the number of vested performance units by $9.89, $8.45 and $7.35, respectively, the book values of a share of the Common Stock of the Company at December 31, 1995, December 31, 1994 and December 31, 1993, respectively. These payouts are not made until the employee retires or otherwise leaves employment with the Company.

(5) As required by the rules of the Securities and Exchange Commission, the amounts reflected in this column include the annual accruals to the employees' accounts under the Supplemental Insurance/Retirement Plan. Under this plan, the annual accruals are disproportionately higher in the later years of an employee's participation in order to create an incentive to an executive to continue employment with the Company until at least age 62 when accruals cease. The Company believes that a more realistic reflection of the accruals under the Supplemental Insurance/Retirement Plan is the actuarial average, over the years of an executive's participation in the plan, of the aggregate expected accruals under the plan. On this basis, the actuarial average accrual amounts for Messrs. Longfield, Smith, Bopp, Ring and Tumber would be $111,158, $31,878, $24,554, $6,423 and $31,574, respectively, in
    1995, $96,732, $24,484, $22,001, $0 and $28,207, respectively, in 1994, and
    $84,736, $18,282, $19,196, $0 and $27,190, respectively, in 1993, as opposed to the amounts shown in the column.

    For William H. Longfield, the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $185,680 accrued under the Supplemental Insurance/Retirement Plan and $4,396 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1994 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $163,940 accrued under the Supplemental Insurance/Retirement Plan and $3,580 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1993 amount in the column represents Company contributions of $8,648 under the Retirement Savings Plan, $110,060 accrued under the Supplemental Insurance/Retirement Plan and $2,825 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

    For Benson F. Smith, the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $29,424 accrued under the Supplemental Insurance/Retirement Plan and $1,451 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1994 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $24,160 accrued under the Supplemental Insurance/Retirement Plan and $1,058 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1993 amount in the column represents Company contributions of $5,482 under the Retirement Savings Plan, $19,228 accrued under the Supplemental Insurance/Retirement Plan and $851 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

    For William C. Bopp, the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $42,830 accrued under the Supplemental Insurance/Retirement Plan and $1,162 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1994 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $38,156 accrued under the Supplemental Insurance/Retirement Plan and $1,015 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1993 amount in the column represents Company contributions of $4,872 under the Retirement Savings Plan, $25,016 accrued under the Supplemental Insurance/Retirement Plan and $930 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

    For Timothy M. Ring, the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $8,327 accrued under the Supplemental Insurance/Retirement Plan and $495 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1994 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $6,961 accrued under the Supplemental Insurance/Retirement Plan and $437 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1993 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $3,584 accrued under the Supplemental Insurance/Retirement Plan and $400 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

    For William T. Tumber, the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $70,210 accrued under the Supplemental Insurance/Retirement Plan and $2,709 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1994 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $66,786 accrued under the Supplemental Insurance/Retirement Plan and $2,502 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1993 amount in the column represents Company contributions of $3,747 under the Retirement Savings Plan, $70,392 accrued under the Supplemental Insurance/Retirement Plan and $2,393 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

CERTAIN COMPENSATION ARRANGEMENTS


     The Company has an agreement with Mr. Longfield which provides for benefits upon any termination of employment within three years after a change of control (defined to include the acquisition by a person or a group of 20% or more of the voting power of the Company's stock or a change in the members of the Board of Directors such that the continuing directors cease to constitute a majority of the Board of Directors during a two-year period). This agreement expires three years after any change of control, but under certain circumstances may be terminated by the Board of Directors prior to any change of control and will expire immediately upon the earlier of Mr. Longfield's death, permanent disability or termination of employment for cause. Benefits include (i) severance pay of three times the sum of Mr. Longfield's highest base salary and his average annual bonus during the three years prior to severance and (ii) continued participation in the Company's benefit plans for one year (or, if such participation is not possible, provision for substantially similar benefits). The Company has similar agreements with Messrs. Smith, Bopp, Ring, Tumber and five other executive officers. In addition, the Company has entered into a Supplemental Executive Retirement Agreement with Mr. Longfield which provides for additional benefits each year for a period of fifteen years to Mr. Longfield generally equal to (i) 50% of his salary and bonus averaged over the five completed calendar years which provide the highest average of all the completed calendar years ending before the time Mr. Longfield becomes entitled to benefits under such agreement minus (ii) an amount equal to the annual payment that would be made to Mr. Longfield if the sum of benefits to which Mr. Longfield is entitled under the Company's qualified and non-qualified pension plans (as of the date benefits under the agreement commence) were converted into an actuarially equivalent 15-year installment payment of benefits. Benefits under this plan commence upon death, disability, termination other than by reason of discharge for cause, voluntary retirement on or after age 62 or voluntary retirement within two years after a change of control. Change of control for this purpose is defined in substantially the same manner as described above.


     The Company provides supplemental annuities to certain officers, including the Named Executive Officers, and other key employees for a fifteen-year period commencing on retirement pursuant to the Supplemental Insurance/Retirement Plan or, with respect to officers, following a termination of employment within two years after a change of control. Change of control for this purpose is defined in substantially the same manner as in the agreements with Mr. Longfield.

     The Company's 1993 Long Term Incentive Plan provides that the Compensation Committee may grant limited stock appreciation rights entitling the holder thereof to surrender to the Company, under certain circumstances, such rights in exchange for cash as described below. A limited stock appreciation right can only be exercised within the sixty-day period commencing upon the date of the first public disclosure of a change of control. Change of control for this purpose is defined in substantially the same manner as in the agreements with Mr. Longfield. Limited stock appreciation rights are exercisable whether or not the holder thereof is then employed by the Company. Upon exercise of a limited stock appreciation right, the holder thereof shall be entitled to receive an amount in cash equal to the greater of (i) the fair market value of the shares of the Common Stock of the Company with respect to which the limited stock appreciation right was exercised over the option price of such shares and (ii) if the change of control is the result of a transaction or a series of transactions, the highest price per share of Common Stock of the Company paid in such transaction or transactions during the sixty-day period up to the date of exercise over the option price of such shares. There are also limited stock appreciation rights outstanding under the Company's 1989 Employee Stock Appreciation Rights Plan, as amended.


     Stock options granted under the Company's prior stock option plans; stock options, stock appreciation rights and restricted stock granted under the Company's 1993 Long Term Incentive Plan; and performance units (representing the right to future cash payments based on the per share net book value of the Company's Common Stock) granted under the Company's Long Term Performance Incentive Plan vest immediately upon the occurrence of a change of control (defined in substantially the same manner as in the agreements with Mr. Longfield).


COMPENSATION OF OUTSIDE DIRECTORS

  Fees and Deferred Compensation

     Non-employee directors receive a $24,000 annual retainer plus $1,100 per Board meeting attended and an additional $1,100 per committee meeting attended, except for committee chairpersons who receive a committee meeting fee of $2,200 for each committee meeting chaired. All or a portion of such fees may be deferred at the election of the director, and any amount so deferred is valued at the election of the director either (i) as if invested in an interest-bearing account or (ii) as if invested in units which are valued as if such units were Common Stock of the Company. Deferred fees are payable in cash, in installments or as a lump sum upon termination of services as a director. Directors who are also employees do not receive any such fees.

  1988 Directors Stock Award Plan, as Amended


     Under the Company's 1988 Directors Stock Award Plan, as amended (the "1988 Plan"), directors who are not employees of the Company are awarded additional compensation in the form of shares of Common Stock of the Company and options to purchase shares of Common Stock of the Company.


     In October of the year in which a non-employee director is elected to the Board of Directors, such non-employee director is granted the right to receive 200 shares of Common Stock of the Company during each year of the director's term. However, such director is not entitled to any such installment of shares in the event that for any reason such director is not a non-employee director on the date on which an installment of shares of Common Stock would otherwise be transferable under the 1988 Plan. The 1988 Plan provides that no shares of Common Stock awarded to a non-employee director under the 1988 Plan may be disposed of until the expiration of two years from the date of the transfer of such shares to the non-employee director; however, such transfer restriction ceases to apply upon the death or permanent disability of the non-employee director.

     In July of each year, each non-employee director is granted an option to purchase 600 shares of Common Stock of the Company. Such options have a ten-year term and become exercisable with respect to 200 shares of Common Stock of the Company subject thereto on each of the first three anniversaries following the date of grant. The purchase price per share of Common Stock of the Company purchased under an option granted pursuant to the 1988 Plan shall not be less than the mean between the high and low sale price, regular way, on the New York Stock Exchange-Composite Tape on the date the option was granted.


     If a non-employee director shall, by reason other than death or retirement, cease to be a member of the Board of Directors of the Company while holding an outstanding option, such non-employee director shall be permitted to exercise such option within sixty days from the day he or she ceased to be a member of the Board of Directors; but in no event later than the expiration date of the option, with respect to all or any part of the entire balance of shares of Common Stock of the Company to the extent exercisable by such non-employee director at the time he or she ceased to be a member of the Board of Directors. If a non-employee director shall die after the date he or she ceases to be a member of the Board of Directors of the Company while holding an outstanding option, such option shall be exercisable to the extent, and during the period, that such option would, but for his or her death, have otherwise been exercisable by such non-employee director. If a non-employee director shall cease to be a member of the Board of Directors of the Company by reason of retirement while holding an outstanding option, such non-employee director shall be permitted to exercise such option within three years from the last day of the month in which he or she retired; but in no event later than the expiration date of the option, with respect to all or any part of the entire balance of shares of Common Stock of the Company to the extent exercisable by such non-employee director at the time he or she retired. If a non-employee director shall die while holding an outstanding option, and at the time of death, such option was then exercisable with respect to less than 100% of the shares subject thereto, the number of shares with respect to which such option shall be exercisable shall be increased to 100% of the total number of shares subject thereto. The period during which such option shall be exercisable shall commence on the date of death and end on the first anniversary of the month in which the date of death occurred, but in no event shall the period extend beyond the expiration date of the option.


  Retirement Plan for Outside Directors

     The Company maintains a retirement income plan for non-employee directors who have served on the Board of Directors for at least five years. Upon retirement, such directors will receive annual payments equal to an amount composed of the annual retainer together with an amount based upon the annual meeting fees in effect at the time of retirement. Such payments will be made for that number of years equal to the number of full or partial years of service on the Board. In the event of the retired director's death, his or her surviving spouse shall receive the same benefits that such director would have received had he or she survived.

  Related Transactions

     Regina Herzlinger, a member of the Company's Board of Directors, serves on the Board of Directors of Belmont Instrument Corp. ("Belmont"). In 1995 the Vascular Systems Division of the Company purchased from Belmont approximately $2,358,000 of a product developed by Belmont and distributed by the Company. Professor Herzlinger's husband, George, is the President and a director of Belmont, and the Herzlingers are its majority shareholders. The Company's business relationship with Belmont predates and is independent of Professor Herzlinger's election to the Company's Board of Directors. The Company's Board of Directors has determined that the contract between the Company and Belmont is fair and reasonable and in the best interest of the Company's shareholders. Professor Herzlinger excused herself from the meeting of the Board of Directors while such matter was discussed and such determination made.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information concerning options granted to the Named Executive Officers during the last fiscal year.


                                                INDIVIDUAL GRANTS
                             --------------------------------------------------------
                               NUMBER OF                                                  GRANT
                              SECURITIES     % OF TOTAL                               DATE VALUE(1)
                              UNDERLYING      OPTIONS                                 -------------
                                OPTIONS      GRANTED TO   EXERCISE OR                  GRANT DATE
                                GRANTED     EMPLOYEES IN  BASE PRICE     EXPIRATION      PRESENT
            NAME                (#)(2)      FISCAL YEAR    ($/SHARE)        DATE        VALUE($)
---------------------------- -------------  ------------  -----------  -------------- -------------
William H. Longfield........   74,220           10.7        29.75      July 12, 2005     761,113
 Chairman and
 Chief Executive Officer
Benson F. Smith.............   29,360            4.2        29.75      July 12, 2005     301,082
 President and
 Chief Operating Officer
William C. Bopp.............   12,260            1.8        29.75      July 12, 2005     125,724
 Executive Vice President
 and Chief Financial Officer
Timothy M. Ring.............   13,008            1.9        29.75      July 12, 2005     133,395
 Group Vice President
William T. Tumber...........   12,452            1.8        29.75      July 12, 2005     127,693
 Group Vice President


---------------

(1) Grant date values are based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercising price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values were determined based in part upon the following assumptions: (a) an expected volatility of .20816 based on daily stock prices of the Company's Common Stock for the one-year period prior to the grant date; (b) a risk-free rate of return of 6.28%; (c) the Company's Common Stock five-year dividend yield of 2.08%; and (d) a ten-year period from time of grant until exercise.

(2) Grants consist of stock options with attached limited stock appreciation rights which are exercisable in the event of a change of control. See "Certain Compensation Arrangements" above for a description of the material features of the limited stock appreciation rights. Options become exercisable in four annual installments commencing one year after the date of grant and are exercisable at a price equal to the market price on the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION
VALUES

     The table below sets forth information concerning exercises of stock options by the Named Executive Officers during the last fiscal year and the fiscal year-end value of the Named Executive Officers' unexercised options.


                                                                     NUMBER OF
                                                                    SECURITIES           VALUE OF
                                                                    UNDERLYING          UNEXERCISED
                                                                    UNEXERCISED        IN-THE-MONEY
                                                                    OPTIONS AT          OPTIONS AT
                                                                   FY-END(#)(1)        FY-END($)(1)
                                           SHARES       VALUE     ---------------    -----------------
                                         ACQUIRED ON   REALIZED    EXERCISABLE/        EXERCISABLE/
                 NAME                    EXERCISE(#)     ($)       UNEXERCISABLE     UNEXERCISABLE(2)
---------------------------------------  -----------   --------   ---------------    -----------------
William H. Longfield...................        -0-          -0-   132,438/165,834    1,272,217/974,642
 Chairman and
 Chief Executive Officer
Benson F. Smith........................      4,000       81,560     54,658/65,106      555,148/379,544
 President and
 Chief Operating Officer
William C. Bopp........................        -0-          -0-     32,341/30,358      259,584/179,527
 Executive Vice President and
 Chief Financial Officer
Timothy M. Ring........................        -0-          -0-     11,274/28,430       81,192/163,645
 Group Vice President
William T. Tumber......................     28,636      224,350     10,889/32,319       76,308/185,810
 Group Vice President


---------------
(1) These options were granted over a period of years.

(2) Rounded value at $32.25 per share market price.


PENSION TABLE



     The table below sets forth the aggregate estimated annual retirement benefits payable under the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan for employees retiring at normal retirement age (65) in 1995.



                                                     YEARS OF PARTICIPATION
    FIVE YEAR AVERAGE      --------------------------------------------------------------------------
      COMPENSATION            10         15         20         25         30         35         40
-------------------------  --------   --------   --------   --------   --------   --------   --------
$   50,000...............  $  7,000   $ 10,500   $ 14,000   $ 17,500   $ 21,000   $ 24,500   $ 28,000
   100,000...............    14,500     22,000     29,000     36,500     43,500     51,000     58,000
   150,000...............    22,000     33,000     44,000     55,000     66,000     77,000     88,000
   200,000...............    29,500     44,500     59,500     74,000     88,500    103,500    118,000
   250,000...............    37,000     55,500     74,000     92,500    111,000    129,500    148,000
   300,000...............    44,500     67,000     89,000    111,500    133,500    156,000    178,000
   400,000...............    59,500     89,500    119,000    149,000    178,500    208,500    238,000
   500,000...............    74,500    112,000    149,000    186,500    223,500    261,000    298,000
   600,000...............    89,500    134,500    179,000    224,000    268,500    313,500    358,000
   700,000...............   104,500    157,000    209,000    261,500    313,500    366,000    418,000
   800,000...............   119,500    179,500    239,000    299,000    358,500    418,500    478,000
   900,000...............   134,500    202,000    269,000    336,500    403,500    471,000    538,000
 1,000,000...............   149,500    224,500    299,000    374,000    448,500    523,500    598,000

     Under the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan, benefits are determined on the basis of an employee's pensionable earnings, which include regular salary, commissions, bonuses, overtime pay and shift differentials. Annual bonus amounts reflected in the Summary Compensation Table relate to the year in which such bonuses were accrued and are not included in the calculation of annual compensation for purposes of the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan until the succeeding year.

     The estimated credited full years of service for Messrs. Longfield, Smith, Bopp, Ring and Tumber are 6, 15, 14, 3 and 15, respectively. The estimated annual retirement benefits payable are based on employer contributions on a lifetime annuity basis to persons whose highest average compensation over a period of five consecutive years of service are in the indicated classifications. The benefits listed in the table are not subject to deductions for Social Security or any other offset amounts.

     Under the Supplemental Executive Retirement Agreement between the Company and Mr. Longfield described above under "Certain Compensation Arrangements," if Mr. Longfield were to retire at age 62, his estimated annual benefit at such time would be approximately $120,000 annually more than the estimated value of the Company's qualified and non-qualified pension plans available to Mr. Longfield at such age.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

     The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the S&P Medical Products & Supplies Index over the same period. The graph assumes the investment of $100 in each of the Company's Common Stock, the S&P 500 Index and the S&P Medical Products & Supplies Index on December 31, 1990 and that all dividends were reinvested.

                                                                  S&P Medical
                                                                  Products &
      Measurement Period          C.R. Bard,      S&P 500 In-    Supplies In-
    (Fiscal Year Covered)            Inc.             dex             dex
1990                                       100             100             100
1991                                    183.64          130.47          163.54
1992                                    202.13          140.41          140.12
1993                                    157.27          154.56          106.86
1994                                    172.04          156.60          126.72
1995                                    209.92          215.45          214.17

                 PROPOSAL NO. 2 -- BOARD OF DIRECTORS PROPOSAL
                  RELATING TO REDUCTION OF MAXIMUM BOARD SIZE


     On February 14, 1996, the Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Company's Restated Certificate of Incorporation (the "Charter") to provide that the size of the Board of Directors shall be no fewer than three and no more than fourteen persons, with the exact number of directors to be determined in accordance with the By-Laws of the Company.


THE BOARD OF DIRECTORS' STATEMENT IN SUPPORT OF THE PROPOSAL IS AS FOLLOWS:

     The Charter currently includes provisions effectively fixing the Board of Directors at a total of not fewer than three nor more than 21 persons, with the exact number of directors to be determined in accordance with the By-Laws of the Company.

     The present maximum of 21 directors is inconsistent with the philosophy of the Board of Directors that a smaller board promotes both efficiency in the ability of the Board of Directors to fulfill its obligations and accountability of the directors.

     Accordingly, the Board of Directors has concluded that adoption of the proposed amendment to the Charter will be beneficial to and in the best interests of the Company and its shareholders.


     The full text of the first paragraph of Article SIXTH of the Charter, as currently in effect and as proposed to be amended, is set forth in Appendix A to this Proxy Statement. The preceding description of the proposed amendment to the Charter is qualified in its entirety by reference to Appendix A.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.


                   PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT TO

                         1993 LONG TERM INCENTIVE PLAN


     On February 14, 1996, the Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Company's 1993 Long Term Incentive Plan (the "1993 Plan") to (i) provide for an increase in the number of shares authorized to be issued under the 1993 Plan from 2,550,000 to 4,100,000, (ii) limit the maximum number of shares of Common Stock that may be granted as restricted stock, stock awards and unrestricted stock in any calendar year to 40 percent of the total number of shares of Common Stock granted or subject to awards granted under the 1993 Plan in such year, (iii) limit to 400,000 the maximum number of shares as to which options or stock appreciation rights (including limited stock appreciation rights issued in tandem with options) may be granted during each calendar year to any participant, (iv) specify the performance goals upon which Performance-Based Awards (as defined below) under the 1993 Plan are based (and to set forth certain related procedures), (v) limit to $500,000 the maximum dollar amount of Performance-Based Awards under the 1993 Plan that may be granted during each calendar year to any participant and (vi) enable employees, subject to the Company's discretion, to pay related withholding taxes by delivering shares of Common Stock or by having shares of Common Stock withheld by the Company from any shares that would otherwise be received.


     Under the 1993 Plan, adopted by shareholders at the 1993 Annual Meeting of Shareholders, the maximum number of authorized shares of Common Stock is 2,550,000 shares. As of December 31, 1995, only 297,926 shares of Common Stock remained available under the 1993 Plan. As a result of the limited number of shares of Common Stock remaining available for the 1993 Plan, the shareholders are requested to authorize additional shares of Common Stock under the 1993 Plan to cover anticipated awards to be granted by the Company in the future in accordance with its normal compensation practices.

     The shareholders are also requested to limit the maximum number of shares of Common Stock that may be granted as restricted stock, stock awards and unrestricted stock in any calendar year in order to reduce the aggregate potential value of the total shares granted during such year. Additionally, the shareholders are requested to authorize the limitation on the maximum number of shares to which options or stock appreciation rights may be granted during each calendar year to any given participant, to specify the performance goals upon which Performance-Based Awards under the 1993 Plan are based (and certain related procedures) and to authorize the limitation of the maximum dollar amount of such Performance-Based Awards that may be granted during each calendar year to any given participant, in each case in order for such options, stock appreciation rights and Performance-Based Awards to be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code") (see "Executive Compensation -- Compensation Committee Report"). Finally, the shareholders are requested to enable 1993 Plan participants, subject to the Company's discretion, to pay withholding taxes by delivering shares of Common Stock or by having shares of Common Stock withheld by the Company from any shares otherwise to be received in order to provide additional flexibility to such participants.


     The Company believes that the 1993 Plan has helped it to attract and retain the services of selected key employees, including officers and directors who are employees, of the Company and its subsidiaries who are in a position to make a material contribution to the successful operation of the business of the Company and its subsidiaries by enabling the Company to offer a variety of long term incentive awards.

DESCRIPTION OF THE 1993 PLAN

     INTRODUCTION. The description of the 1993 Plan (as proposed to be amended) set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 1993 Plan itself. The complete text of the 1993 Plan, as amended and restated, is set forth in Appendix A to this Proxy Statement.


     ADMINISTRATION. The 1993 Plan is administered by the Compensation Committee, which consists of disinterested, non-employee directors.



     ELIGIBILITY. Participants in the 1993 Plan are selected by the Compensation Committee from key employees of the Company and its subsidiaries who are in a position to have a material impact on the results of operations of the Company and its subsidiaries. Participants may be selected and awards may be made at any time during the period that awards may be made under the 1993 Plan. The maximum number of shares to which options or stock appreciation rights (including limited stock appreciation rights issued in tandem with options) may be granted under the 1993 Plan during each calendar year to any given participant is 400,000 shares; the maximum dollar amount of Performance-Based Awards that may be granted under the 1993 Plan during each calendar year to any given participant shall not exceed $500,000.



     DETERMINATION AND MAXIMUM NUMBER OF AWARDS. Awards under the 1993 Plan shall be in the form of restricted stock, stock awards, unrestricted stock, stock options and stock appreciation rights. The total number of shares of Common Stock which may be granted under the 1993 Plan shall not exceed 4,100,000. The maximum number of shares of Common Stock that may be granted as awards of restricted stock, stock awards and unrestricted stock in any calendar year shall not exceed 40 percent of the total number of shares of Common Stock granted or subject to awards granted under the 1993 Plan during such year. The Compensation Committee has exclusive power to determine the amount of, and method for determining, awards.



     RESTRICTED STOCK, STOCK AWARDS AND UNRESTRICTED STOCK. An award of restricted stock to an employee entitles the employee to receive the number of shares of Common Stock specified by the Compensation Committee. An award of restricted stock will vest in accordance with a schedule specified by the Compensation Committee. Except as otherwise provided by the Compensation Committee, an employee receiving an award of restricted stock shall, prior to the vesting of such restricted stock, have all the rights of a holder of Common Stock, including the right to receive dividends paid on and the right to vote such stock. However, prior to the vesting of an award of restricted stock, such restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. If, prior to the vesting of an employee's restricted stock, such employee ceases to be an employee of the Company or any of its subsidiaries for any reason other than death or retirement, the Compensation Committee may accelerate the vesting of all unvested restricted stock to the date of cessation of employment. If the Compensation Committee does not accelerate the vesting of restricted stock held by such employee, such unvested restricted stock shall be forfeited to the Company. If, prior to the vesting of an employee's restricted stock, employment is terminated by reason of death or retirement, all restricted stock held by such employee shall be immediately vested on the date of such termination.


     The Compensation Committee may grant stock awards in its discretion to selected key employees of the Company and its subsidiaries. A stock award consists of Common Stock to be distributed in three approximately equal installments, the first delivery on the date of the stock award and thereafter on the first and second anniversaries of such date, unless otherwise specified by the Compensation Committee. No such installment will be delivered, if prior to such delivery, the employee is terminated (except, in the discretion of the Compensation Committee, by reason of death or retirement).


     Upon the occurrence of a change of control of the Company (defined substantially in the same manner as in the agreement with Mr. Longfield, described under "Certain Compensation Arrangements" above), all restricted stock and stock awards shall vest and all restrictions on restricted stock shall expire.


     The Compensation Committee may grant awards of unrestricted Common Stock of the Company under the 1993 Plan to employees, which Common Stock is delivered to the employee on or about the award date and which is not subject to any restrictions.



     Certain awards of restricted stock, stock awards and unrestricted stock granted under the 1993 Plan may be granted in a manner which should be deductible by the Company under Section 162(m) of the Code. Such awards ("Performance-Based Awards") shall be based upon earnings per share, net income, group financial goals set forth in the Company's 1994 Executive Bonus Plan, return on shareholders' investment, return on assets, attainment of strategic and operational initiatives, appreciation in the price of the Company's Common Stock, customer income, market share, sales, net profits, economic value-added models or comparisons with the Standard & Poor's Medical Product Index and 500-Stock Index. With respect to Performance-Based Awards, (i) the Compensation Committee shall establish in writing the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period of service has elapsed) and (ii) no awards shall be granted to any participant for a given period of service until the Compensation Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.


     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The Compensation Committee may award to selected key employees incentive stock options and non-qualified stock options with or without stock appreciation rights. Options may be awarded with terms ranging from one to ten years. Unless the Compensation Committee specifies a different vesting schedule, options granted pursuant to the 1993 Plan may be exercised (i) within twelve months after the grant thereof or (ii) as to more than 25% of the number of shares subject to the option within twenty-four months, 50% within thirty-six months or 75% within forty-eight months; provided, however, that the Compensation Committee may accelerate the vesting of options granted pursuant to the 1993 Plan upon the retirement of an employee; and, provided further, that upon the occurrence of a change of control of the Company all outstanding options which are not then exercisable shall become exercisable immediately. The exercise price per share of Common Stock for any option awarded shall not be less than 100% of the fair market value of a share of Common Stock on the day the option is granted. The aggregate fair market value, determined as of the day an option is granted, of the Common Stock for which any employee may be awarded incentive stock options which are first exercisable by the employee during any calendar year under the 1993 Plan or any other stock option plan maintained by the Company or any of its subsidiaries may not exceed $100,000.

     An option may be exercised by paying the exercise price by certified or bank cashier's check, and/or, to the extent permitted by law, Common Stock or other form of consideration acceptable to the Company. The proceeds received from the sale of shares upon the exercise of an option shall be added to the general funds of the Company and used for general corporate purposes.

     If an employee ceases to be an employee because of retirement, an option held by such employee shall remain exercisable after cessation of employment for three months, if an incentive option, or three years, if a non-qualified option, to the extent such option was otherwise exercisable at the time of retirement. The

Compensation Committee may, however, in its discretion, accelerate the vesting date and allow retiring employees to exercise outstanding options which would not otherwise be exercisable on the date of retirement. If an employee ceases to be an employee because of death, an option held by such employee shall remain exercisable for one year and, if not already fully exercisable, shall become exercisable with respect to all shares subject thereto. If an employee ceases to be an employee because of termination other than by reason of death or retirement, an option held by such employee shall remain exercisable for 60 days, to the extent such option was otherwise exercisable at the time of termination. The Compensation Committee may, however, in its discretion, accelerate the vesting date and allow terminated employees to exercise outstanding options which would not otherwise be exercisable on the date of termination. Upon the occurrence of a change of control of the Company, all outstanding options which are not then exercisable shall become exercisable in full immediately. In no event shall an option be exercisable beyond the end of the option period.

     The Compensation Committee may, in its discretion, grant limited stock appreciation rights that may only be exercised during the 60-day period commencing upon the date of the first public disclosure of a change of control of the Company. Such limited stock appreciation rights shall be exercisable whether or not the holder is then employed by the Company. Upon exercise of a limited stock appreciation right, the employee shall be entitled to receive an amount in cash equal to the greater of (i) the fair market value of the Common Stock with respect to which the limited stock appreciation right was exercised over the option price of such shares and (ii) if the change of control is the result of a transaction or a series of transactions, the highest price per share of Common Stock paid in such transaction or transactions during the exercise period of the limited stock appreciation right up to the date of exercise over the option price of such shares.

     Stock appreciation rights entitle an employee to receive Common Stock or, with the consent of the Compensation Committee, cash in an amount equal to the excess of the fair market value of a share of Common Stock on the date the right is exercised over the price at which the employee could exercise an option to purchase that share. Stock appreciation rights shall be granted only in connection with the granting of non-qualified stock options. Stock appreciation rights shall be exercisable on the same terms as the options with which they are paired, and an employee may choose to exercise either an option or the related stock appreciation right. The exercise of one terminates the other.

     AMENDMENT AND TERMINATION. The Board of Directors may amend or terminate the 1993 Plan at any time, provided that it may not, without stockholder approval, increase the number of shares which may be acquired under the 1993 Plan, extend the term during which options may be granted under the 1993 Plan or reduce the exercise price below the fair market value of the Common Stock on the date on which an option was granted. No amendment or termination of the 1993 Plan shall deprive any participant of awards already made. No awards may be made under the 1993 Plan after April 20, 2003.

TAX STATUS OF 1993 PLAN AWARDS

     INTRODUCTION. The following description of the federal income tax status of awards under the 1993 Plan, as amended and restated, is a summary and does not purport to be complete.

     RESTRICTED STOCK, STOCK AWARDS AND UNRESTRICTED STOCK. The Company shall receive a deduction and the employee shall recognize taxable income equal to the fair market value of the restricted stock at the time the restrictions on the shares awarded lapse, unless the employee elects to pay such tax as may be then due within 30 days immediately following notification by the Company to the employee of a restricted stock award as permitted under Section 83(b) of the Code in which case both the Company's deduction and the employee's inclusion in income occur on the award date. The value of each installment of a stock award distributed to employees shall be taxable as ordinary income to such employees in the year in which such installment is received, and the Company will be entitled to a corresponding tax deduction. The value of shares of Common Stock of the Company awarded to employees as unrestricted stock will be taxable as ordinary income to such employees in the year received, and the Company will be entitled to a corresponding tax deduction.

     INCENTIVE STOCK OPTIONS. If the option is an incentive stock option, no income shall be realized by the employee upon award or exercise of the option, and no deduction shall be available to the Company. If the

Common Stock purchased upon the exercise of an incentive stock option is held by an employee for at least two years from the date of the award of such option and for at least one year after exercise, any resulting gain shall be taxed at long-term capital gains rates. If the Common Stock purchased pursuant to the option is disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the Common Stock at the time of exercise and the option price, shall be taxed at ordinary rates as compensation paid to the employee, and the Company shall be entitled to a deduction for an equivalent amount. Any amount realized by the employee in excess of the fair market value of the stock at the time of exercise shall be taxed at capital gains rates.

     NON-QUALIFIED OPTIONS. If the option is a non-qualified option, no income shall be realized by the employee at the time of award of the option, and no deduction shall be available to the Company. At the time of exercise, ordinary income shall be realized by the employee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company shall receive a tax deduction for the same amount. Upon disposition, any appreciation or depreciation of the Common Stock after the date of exercise shall be treated as either short-term or long-term capital gain or loss depending on whether the shares have been held more than one year.

     STOCK APPRECIATION RIGHTS. No income shall be realized by the employee at the time a stock appreciation right is awarded, and no deduction shall be available to the Company. When the right (including a limited stock appreciation right) is exercised, ordinary income shall be realized in the amount of the cash or Common Stock received by the employee, and the Company shall be entitled to a deduction of equivalent value.


     COMPLIANCE WITH SECTION 162(M). Subject to shareholder approval, the 1993 Plan will be amended to limit the maximum number of shares to which options or stock appreciation rights may be granted during each calendar year to any given participant, to specify the performance goals upon which Performance-Based Awards are based (and to set forth certain related procedures) and to limit the maximum dollar amount of such Performance-Based Awards that may be granted during each calendar year to any given participant. The amendment should allow options, stock appreciation rights and Performance-Based Awards under the 1993 Plan to be treated as qualified performance-based compensation under Section 162(m) of the Code (see "Executive Compensation -- Compensation Committee Report").


OTHER INFORMATION


     As of December 31, 1995, approximately 1,500 officers, employee directors and other key employees were eligible for participation in the 1993 Plan. Grants of options under the 1993 Plan made during 1995 to the Named Executive Officers are shown under "Option Grants in Last Fiscal Year" above. During 1995, options to purchase a total of 692,176 shares of Common Stock were granted under the 1993 Plan. As of December 31, 1995, options to purchase an aggregate of 2,017,946 shares of Common Stock, at a weighted average exercise price of $26.30 per share, were granted under the 1993 Plan since its inception, of which options to purchase an aggregate of 648,708 shares of Common Stock, at a weighted average exercise price of $26.20 per share, were granted to directors and executive officers as a group. On March 1, 1996, the mean between the high and low sales price of the Common Stock, as reported on the New York Stock Exchange, was $35.94.


ADOPTION OF AMENDMENT TO 1993 PLAN

     The Board of Directors believes that the Company's best interests will be served by amending the 1993 Plan to increase the number of shares authorized to be acquired under the 1993 Plan. The amendment to the 1993 Plan will enable the Company to be in a position to continue to grant long term incentive awards to officers and other key salaried employees, including those who through promotions and development of the Company's business will be entrusted with new and more important responsibilities. The amendment should also allow options, stock appreciation rights and Performance-Based Awards under the 1993 Plan to be treated as qualified performance-based compensation under Section 162(m) of the Code and will provide additional flexibility to the participants with respect to the means by which withholding occurs under the 1993 Plan. All of the Company's other benefit plans, as well as the other provisions of the 1993 Plan, shall continue in accordance with their respective terms. The 1993 Plan, as amended and restated, is attached as Appendix B.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

              PROPOSAL NO. 4 -- RATIFICATION OF THE APPOINTMENT OF
             ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP to audit the accounts of the Company for the fiscal year ending December 31, 1996. Since their report will be addressed to the shareholders as well as the Board of Directors, the holders of Common Stock are asked to ratify this selection. The Company has been advised that a representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if the representative desires to do so. It is expected that the representative will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4.

                     PROPOSAL NO. 5 -- SHAREHOLDER PROPOSAL
                    RELATING TO ANNUAL ELECTION OF DIRECTORS

     A shareholder of the Company has advised the Company that he will submit the resolution set forth below for action at the Annual Meeting of Shareholders. The name and address of the proponent and the number of shares of the Company's Common Stock held by the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request. The Board of Directors has concluded that it cannot support this proposal for the reasons stated in the Board of Directors' statement below.


          "RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."


     The proponent's statement in support of the resolution is as follows:

          "At last year's annual meeting of stockholders a similar resolution was approved by a significant number of the voting shares.

          "The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

          "The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

          "The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of stockholders.

          "I am a founding member of the Investors Rights Association of America and I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

                "I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION."

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE

                      "AGAINST" THIS SHAREHOLDER PROPOSAL.


THE BOARD OF DIRECTORS' STATEMENT AGAINST THE SHAREHOLDER PROPOSAL IS AS
FOLLOWS:

     An identical proposal by the same shareholder was submitted for action at the 1995 Annual Meeting of Shareholders and failed to receive the requisite level of shareholder support for adoption.

     Under the Company's current system for electing directors, the Board of Directors is divided into three classes, with the number of directors in each class being as nearly equal as possible. Each director serves a three-year term, and directors for one of the three classes are elected each year. This staggered system of election is similar to procedures which have been adopted by the shareholders of many major corporations, including more than half of all Fortune 500 companies.

     The Board of Directors believes that the staggered system of election facilitates continuity and stability of leadership and policy by assuring that experienced personnel familiar with the Company and its business will be on the Board of Directors at all times. The classified Board of Directors is also intended to prevent precipitous changes in the composition of the Company's Board of Directors and thereby serves to moderate those changes in the Company's policies, business strategies and operations which the Board of Directors deems not to be in the best interest of the Company and its shareholders. The Company's directors are fully accountable to serve the shareholders' interests throughout their terms.

     Board classification is also intended to encourage any person seeking to acquire control of the Company to initiate such action through arm's-length negotiations with management and the Board of Directors, who are in a position to negotiate a transaction which is in the best interest of all shareholders.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE

                      "AGAINST" THIS SHAREHOLDER PROPOSAL.


                     PROPOSAL NO. 6 -- SHAREHOLDER PROPOSAL
               RELATING TO COMPENSATION OF NON-EMPLOYEE DIRECTORS

     A shareholder of the Company has advised the Company that he will submit the resolution set forth below for action at the Annual Meeting of Shareholders. The name and address of the proponent and the number of shares of the Company's Common Stock held by the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request. The Board of Directors has concluded that it cannot support this proposal for the reasons stated in the Board of Directors' statement below.

          "RESOLVED that the shareholders recommend that the board of directors take the necessary steps to ensure that from here forward all non-employee directors should receive a minimum of fifty percent of their total compensation in the form of company stock which cannot be sold for three years."

     The proponent's statement in support of the resolution is as follows:

          "A significant equity ownership by outside directors is probably the best motivator for facilitating identification with shareholders.

          "Traditionally, outside directors, usually selected by management, were routinely compensated with a fixed fee, regardless of corporate performance. In today's competitive global economy, outside directors must exercise a critical oversight of management's performance in furthering corporate profitability. All too often, outside directors' oversight has been marked by complacency, cronyism, and inertia.

          "Corporate America has too many examples of management squandering company assets on an extended series of strategic errors. Meanwhile, Boards of Directors stood by and passively allowed the ineptitude to continue, well after disaster struck. They fiddled while Rome was burning.

          "When compensation is in company stock, there is a greater likelihood that outside directors will be more vigilant in protecting their own, as well as corporate, and shareholder interests.

          "What is being recommended in this proposal is neither novel nor untried. A number of corporations have already established versions of such practices, namely, Scott Paper, The Travelers, and Hartford Steam Boiler.

          "Robert B. Stobough, Professor of Business Administration at the Harvard Business School, did a series of studies comparing highly successful to poorly performing companies. He found that outside directors in the better performing companies had significantly larger holdings of company stock than outside directors in the mediocre performing companies.

          "It can be argued that awarding stock options to outside directors accomplishes the same purpose of insuring director's allegiance to a company's profitability, as paying them exclusively in stock. However, it is our contention that stock options are rewarding on the upside, but offer no penalties on the downside, where shareholders bear the full downside risks. There are few strategies that are more likely to cement outside directors with shareholder interests and company profitability than one which results in their sharing the same bottom line."

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE

                      "AGAINST" THIS SHAREHOLDER PROPOSAL.


THE BOARD OF DIRECTORS' STATEMENT AGAINST THE SHAREHOLDER PROPOSAL IS AS
FOLLOWS:

     While the Board of Directors shares the proponent's belief in the importance of equity-based compensation for directors, it is also the Company's policy to maintain a Board of Directors composed of qualified, dedicated and highly regarded individuals who have experience relevant to the Company's business operations, understand the complexities of the Company's business environment and represent the best interests of the Company and all of its shareholders.

     The Company's director compensation, a portion of which is in the form of restricted stock and stock options, is designed to be competitive with the compensation paid to directors of companies of comparable size so as to enable the Company to attract and retain highly qualified individuals to serve as directors. Arbitrarily fixing a percentage of director compensation to be paid in restricted stock would inhibit the Company's ability to offer competitive director compensation and could adversely impact the Company's ability to attract and retain highly qualified directors.

     Consistent with the Company's belief in the importance of equity-based compensation for directors and the practices of companies of comparable size, the Company maintains the 1988 Directors Stock Award Plan, as amended, pursuant to which non-employee directors are granted both Common Stock subject to certain restrictions on transfer and options to purchase additional shares of Common Stock.

     The Company believes that the equity-based compensation it pays to its non-employee directors is adequate in amount to align their interests with those of the Company's shareholders and comprises a portion of a competitive compensation package through which the Company is able to attract and retain highly qualified individuals to serve as directors.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE

                      "AGAINST" THIS SHAREHOLDER PROPOSAL.

MISCELLANEOUS

     The Company does not know of any business other than that described above to be presented for action to the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

     The cost of this solicitation will be borne by the Company. It is contemplated that proxies will be solicited through the use of the mails, but officers and regular employees of the Company may solicit proxies personally or by telephone or special letter. The Company has retained the firm of D.F. King & Co., Inc. to assist in the solicitation of proxies and expects to pay such firm a fee of approximately $10,000 plus out-of-pocket expenses. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

     Under the federal securities laws, the Company's directors, officers and ten percent shareholders are required to report to the Securities and Exchange Commission and the New York Stock Exchange, by specific dates, transactions and holdings in the Company's Common Stock. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no annual corrective filings were required for those persons, the Company believes that during fiscal 1995 all these filing requirements were satisfied other than with respect to Mr. Tumber, who filed one late Form 4 report for one transaction.

     The Annual Report of the Company for 1995, including certified financial statements, has been furnished to all persons who were shareholders of the Company on the record date for the Annual Meeting of Shareholders.

PROPOSALS OF SECURITY HOLDERS


     A proposal of a security holder intended to be presented at the next Annual Meeting of Shareholders and to be included in the proxy statement must be received at the Company's principal executive offices at 730 Central Avenue, Murray Hill, New Jersey 07974 on or before November 9, 1996.

                                                                      APPENDIX A

               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                 LIMITING THE SIZE OF THE BOARD OF DIRECTORS TO
              NO LESS THAN THREE AND NO MORE THAN FOURTEEN PERSONS

     The full text of the first paragraph of Article SIXTH of the Restated Certificate of Incorporation of the Company, as currently in effect, is set forth below:

          SIXTH: The directors of the Corporation shall be divided into three classes, namely, Classes I, II and III, with each class consisting of not less than one nor more than seven directors, as determined in accordance with the By-Laws of the Corporation. At each annual meeting of shareholders commencing with the 1976 annual meeting, the successors to any class of directors whose terms shall then expire shall be elected to serve until the third annual meeting following their election and until their successors shall be elected and qualified. Directors elected as hereinbefore provided may not be removed prior to the expiration of their respective terms of office without cause.

     The full text of the first paragraph of Article SIXTH of the Restated Certificate of Incorporation of the Company, as proposed to be amended, is set forth below:

          SIXTH: The Board of Directors of the Corporation shall consist of no fewer than three and no more than fourteen directors, with the exact number of directors to be determined in accordance with the By-Laws of the Corporation. The directors of the Corporation shall be divided into three classes, namely, Classes I, II and III, with each class consisting of not fewer than one nor more than five directors, as determined in accordance with the By-Laws of the Corporation. At each annual meeting of shareholders, the successors to any class of directors whose terms shall then expire shall be elected to serve until the third annual meeting following their election and until their successors shall be elected and qualified. Directors elected as hereinbefore provided may not be removed prior to the expiration of their respective terms of office without cause.

                                                                      APPENDIX B

                         1993 LONG TERM INCENTIVE PLAN

                                       OF

                                C. R. BARD, INC.

                           (AS AMENDED AND RESTATED)

SECTION 1 -- PURPOSE AND TERM OF PLAN

     The Long Term Incentive Plan of C. R. Bard, Inc. is designed to attract and retain the services of selected key employees of the Corporation and its Subsidiaries who are in a position to make a material contribution to the successful operation of the business of the Corporation and its Subsidiaries. Awards under the Plan shall be made to selected key employees in the form of Options, Restricted Stock, Stock Appreciation Rights and other stock-based awards. The Plan, as amended and restated, shall be effective on April 17, 1996. No awards may be made under the Plan after April 20, 2003.

SECTION 2 -- DEFINITIONS

     For purposes of the Plan, the following terms shall have the indicated meanings:

          (a) "Board" means the Board of Directors of the Corporation.

          (b) "Change of Control Event" means a change of control of the nature that would be required to be reported in response to item 1(a) of the Current Report on Form 8-K as in effect on April 21, 1993 pursuant to
     Section 13 or 15(d) of the Exchange Act, provided that, without limitation, a "Change of Control Event" shall be deemed to have occurred if (i) any person shall become the beneficial owner, as those terms are defined herein, of capital stock of the Corporation, the voting power of which constitutes 20% or more of the general voting power of all of the Corporation's outstanding capital stock or (ii) individuals who, as of April 21, 1993, constitute the Board (the "Incumbent Board") cease for any reasons to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to April 21, 1993 whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three quarters of the Directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, which is or would be subject to Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board. No sale to underwriters or private placement of its capital stock by the Corporation nor any acquisition by the Corporation, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a Change of Control Event. For purposes of the definition of "Change of Control Event", the following definitions shall be applicable:

             (i) The term "person" shall mean any individual, group, corporation or other entity.

             (ii) Any person shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation:

                (A) which that person owns directly, whether or not of record, or

                (B) which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, or

                (C) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission under the Securities Act of
           1933) of that person, or

                (D) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by any other person with which that person or such person's "affiliate" or "associate" (defined as aforesaid) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation.

             (iii) The outstanding shares of capital stock of the Corporation shall include shares deemed owned through application of clauses
        (ii)(B), (C) and (D), above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

             (iv) Shares of capital stock, if any, held by The Chase Manhattan Bank N.A. under the Indenture and the Escrow Agreement dated as of November 1, 1971 between International Paper Company and said bank shall not be deemed owned by International Paper Company or by said bank for purposes of this Plan, so long as they are held by said bank under said Escrow Agreement, but said shares shall be deemed outstanding for the purpose of determining the aggregate number of outstanding shares of capital stock of the Corporation.

          (c) "Change of Control Exercise Period" means the 60-day period commencing upon the date of the first public disclosure of a Change of Control Event.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Compensation and Stock Option Committee of the Board or such other committee as may be designated by the Board.

          (f) "Common Stock" means the Common Stock of the Corporation, par value $0.25 per share.

          (g) "Corporation" means C. R. Bard, Inc., a New Jersey corporation.

          (h) "Director" means a member of the Board.

          (i) "Disinterested Persons" means Directors who are not full time employees of the Corporation and who are eligible to serve as Plan administrators or to approve Plan awards under the provisions of Rule 16b-3 promulgated under the Exchange Act. The preceding sentence shall have no effect if any specification of such persons is eliminated from the rules promulgated under Section 16 of the Exchange Act.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" of the Common Stock on a specified day means
     (1) the mean between the high and low sales price on that day as reported on the New York Stock Exchange -- Composite Transactions Tape or, if no sale of the Common Stock shall have occurred on the New York Stock Exchange on that day, on the next preceding day on which there was a sale, or (2) in the case of a simultaneous exercise and sale, the actual price an optionee receives in the open market on the date of the exercise. If the Common Stock is not traded on the New York Stock Exchange, the Fair Market Value shall be the amount that is reasonably determined by the Committee.

          (l) "Limited Stock Appreciation Rights" shall have the meaning set forth in Section 5.8.

          (m) "Option" means an Option to purchase Common Stock awarded to a Participant as provided in Section 5.

          (n) "Option Period" means the period from the date of the grant of an Option to the date of its expiration as provided in Section 5.3.

          (o) "Optionee" means a Participant who has been granted an Option under the Plan.

          (p) "Participant" means a key employee, including officers and directors who are employees, of the Corporation or any of its Subsidiaries who has been selected by the Committee to receive an award under the Plan.

          (q) "Performance-Based Awards" shall have the meaning set forth in
     Section 4.11.

          (r) "Plan" means the 1993 Long Term Incentive Plan of C. R. Bard, Inc.

          (s) "Restricted Period" means the vesting period, if any, of up to 10 years specified by the Committee pursuant to Section 4.2.

          (t) "Restricted Stock" means Common Stock awarded to a Participant subject to restrictions as provided in Section 4 as long as those restrictions are in effect.

          (u) "Retirement" means normal or early retirement under the terms of a pension plan of the Corporation or voluntary termination of employment, provided that in each case the Corporation must have given its prior consent to treat the person's termination of employment as a retirement.

          (v) "Stock Appreciation Right" means a right awarded to a Participant as provided in Section 5 to receive in the form of Common Stock or, with the consent of the Committee, cash, an amount equal to the excess of the Fair Market Value of a share of Common Stock on the day the right is exercised over the price at which the Participant could exercise an Option to purchase that share.

          (w) "Stock Award" means an award of Common Stock delivered in installments as specified by the Committee pursuant to Section 4.8.

          (x) "Subsidiary" means any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly, by the Corporation.

          (y) "Unrestricted Stock" means Common Stock awarded to a Participant which Common Stock is not subject to a vesting period or installment delivery specified by the Committee.

SECTION 3 -- GENERAL PROVISIONS

     3.1 The Committee in its sole discretion shall select those key employees to whom awards are made under the Plan and shall specify the type of awards made, the number of Options, shares of Restricted Stock, stock awards, unrestricted stock and Stock Appreciation Rights which in each case are awarded, the Restricted Period, number of installments or Option Period applicable to the awards and any other conditions relating to the awards that are consistent with the Plan and that the Committee deems appropriate. Participants shall be selected from among the key employees of the Corporation and its Subsidiaries who are in a position to have a material impact on the future results of operations of the Corporation and its Subsidiaries. Participants may be selected and awards may be made at any time during the period that awards may be granted under the Plan. Participants do not have to be selected and awards do not have to be made at the same time by the Committee. Any award made to a Participant shall not obligate the Committee to make any subsequent awards to that Participant.

     3.2 Shares of Common Stock acquired under the Plan may be authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Corporation's treasury. Subject to Section 8.7, the total number of shares of Common Stock which may be acquired under the Plan shall not exceed 4,100,000. The number of shares of Common Stock available at any time for awards under the Plan shall be determined in a manner which reflects the number of shares of Common Stock then subject to outstanding awards and the number of shares of Common Stock previously acquired under the Plan. For purposes of such determinations, shares of Common Stock returned to the Corporation as a result of the forfeiture of Restricted Stock, stock awards or Options which expire or terminate, other than by reason of the exercise of Stock Appreciation Rights, shall again be available for awards under the Plan.

SECTION 4 -- RESTRICTED STOCK, STOCK AWARDS AND UNRESTRICTED STOCK

     4.1 An award of Restricted Stock, Stock Awards and Unrestricted Stock to a Participant shall entitle the Participant to receive the number of shares of Common Stock specified by the Committee in accordance with the terms and conditions of this Section 4.

     4.2 During the Restricted Period specified by the Committee, Restricted Stock awarded to a Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided. Except as provided in this Section 4.2 and/or as otherwise provided by the Committee, a Participant, as the owner of Restricted Stock, shall have all the rights of a holder of Common Stock, including but not limited to the right, subject to the provisions of Sections 8.7 and 8.8, to receive all dividends or dividend equivalents paid on and the right to vote such Restricted Stock. Notwithstanding anything to the contrary in the Plan, upon the occurrence of a Change of Control Event the Restricted Period applicable to Restricted Stock shall end and all restrictions on Restricted Stock shall expire.

     4.3 If a Participant holding Restricted Stock ceases to be an employee of the Corporation or any of its Subsidiaries during the Restricted Period for any reason other than death or Retirement, the Committee may at the time of cessation of employment terminate the Restricted Period with respect to any or all of such Restricted Stock. If the Committee does not terminate the Restricted Period with respect to such Restricted Stock at the time of cessation of employment, such Restricted Stock shall be forfeited.

     4.4 If a Participant holding Restricted Stock ceases to be an employee of the Corporation or any of its Subsidiaries during the Restricted Period by reason of death or Retirement, Restricted Stock held by that Participant shall become free of all restrictions thereon and, pursuant to Section 4.7, the Corporation shall deliver that Restricted Stock to that Participant or that Participant's beneficiary, as the case may be, within 60 days.

     4.5 Each Participant awarded Restricted Stock, Stock Awards or Unrestricted Stock shall enter into such agreement with the Corporation as may be specified by the Committee in which the Participant agrees to the terms and conditions of the award and such other matters as the Committee in its sole discretion shall specify.

     4.6 Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant to whom the Restricted Stock was awarded, deposited by the Participant with the Corporation together with a stock power endorsed in blank and bear the following, or a substantially similar, legend:


          The transferability of this Certificate and the Common Stock represented hereby is subject to the terms and conditions, including forfeiture, contained in Section 4 of the 1993 Long Term Incentive Plan of
     C. R. Bard, Inc., as amended, and an Agreement entered into between the registered owner and C. R. Bard, Inc. Copies of the Plan and Agreement are on file in the executive office of C. R. Bard, Inc. 730 Central Avenue, Murray Hill, New Jersey 07974.


     4.7 When the restrictions imposed by Section 4.2 and any related restrictions on Restricted Stock have expired or have otherwise been satisfied, the Corporation shall deliver to the Participant holding that Restricted Stock, or the Participant's legal representative, beneficiary or heir, a certificate or certificates, without the legend referred to in Section 4.6, for the number of shares of Restricted Stock deposited with the Corporation by the Participant pursuant to Section 4.6 with respect to which all restrictions have expired or been satisfied. At that time, the Agreement referred to in Section 4.5 shall terminate forthwith as to those shares.

     4.8 Stock Awards shall be made by the Committee in numbers of shares, and, unless otherwise specified by the Committee and subject to Section 4.9, a Stock Award shall be delivered to a Participant in three approximately equal installments (in order to avoid the issuance of fractional shares) on the date of the Stock Award and on the following anniversaries of the date of the Stock Award.

     4.9 No installment of shares shall be delivered on any anniversary of the date of the Stock Award to a Participant whose employment has been terminated, or who has, or has been, served notice of termination prior to the award or anniversary date of such installment; provided, however, that where such termination has occurred due to a Participant's death or retirement, the Committee may, in its discretion, waive this condition precedent to delivery of awarded but undelivered shares. Any shares not delivered to a Participant pursuant to this Section 4.9 may be subsequently awarded to another Participant. A Participant shall have no voting rights with respect to, and shall not be entitled to any dividends declared in respect of, any awarded but undelivered shares.


     4.10 The Committee may award Unrestricted Stock to a participant, which Common Stock shall not be subject to forfeiture pursuant to this Section 4. Certificates representing Unrestricted Stock shall be delivered to the Participant as soon as practicable following the grant thereof.



     4.11  Notwithstanding the foregoing, certain awards granted under this
Section 4 of the Plan may be granted in a manner which is deductible by the Corporation under Section 162(m) of the Code. Such awards (the "Performance-Based Awards") shall be based upon earnings per share, net income, Group Financial Goals (as defined in the C. R. Bard, Inc. 1994 Executive Bonus
Plan), return on shareholders' investment, return on assets, attainment of strategic and operational initiatives, appreciation in the price of Common Stock, customer income, market share, sales, net profits, economic value-added models or comparisons with the Standard & Poor's Medical Product Index and 500-Stock Index. With respect to Performance-Based Awards, (i) the Committee shall establish in writing the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25 percent of such period of service has elapsed) and (ii) no awards shall be granted to any participant for a given period of service until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. The maximum dollar amount of Performance-Based Awards that may be granted to each Participant during any calendar year shall not exceed $500,000.



     4.12 The maximum number of shares of Common Stock that may be granted as Restricted Stock, Stock Awards and Unrestricted Stock in any calendar year shall not exceed 40 percent of the total number of shares of Common Stock granted or subject to awards granted under the Plan during such calendar year.



SECTION 5 -- OPTIONS AND STOCK APPRECIATION RIGHTS



     5.1 Subject to the provisions of this Section 5, the Committee may grant incentive Options and non-qualified Options with or without Stock Appreciation Rights to selected key employees of the Corporation and its Subsidiaries. Each Option shall be evidenced by a Stock Option Agreement between the Corporation and the Optionee which contains the terms and conditions specified by this
Section 5 and such other terms and conditions as the Committee in its sole discretion shall specify.



     5.2 The exercise price per share of Common Stock with respect to each Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the day the Option is granted.



     5.3 Except as otherwise specifically set forth in the grant thereof in accordance with this paragraph, each Option shall be for a term of up to ten years as determined by the Committee, and no Option shall be exercisable during the 12 months following the date of the grant. After the 12 month period, 25% of the total number of options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the options granted are exercisable. Notwithstanding anything to the contrary in this paragraph, the Committee may, when granting Options to any person under the Plan, grant Options that are exercisable immediately or Options that are exercisable according to a schedule different from that set forth in the preceding sentence. In addition, notwithstanding any of the foregoing, upon the occurrence of a Change of Control Event, all Options shall be immediately exercisable. Accrued installments of Options may be exercised in whole or in part, and in no case may a fraction of a share be purchased under the Plan.



     5.4 At the time any Option is exercised in whole or in part, the Optionee or other person exercising the Option shall pay to the Corporation, by certified or bank cashier's check payable to the order of the Corporation, and/or, to the extent permitted by law, Common Stock or other form of consideration acceptable to the Corporation, the full exercise price of the shares purchased, and the purchased shares shall be delivered to the Optionee promptly. No Optionee or his or her legal representatives, legatees or distributees, as the case may be, shall be deemed to be a holder of any shares upon the exercise of an Option until the date of issuance of a stock certificate to the Optionee for those shares. The proceeds from the sale of shares upon the exercise of Options shall be added to the general funds of the Corporation and used for general corporate purposes.


     5.5 If an Optionee shall cease to be employed by the Corporation or any of its Subsidiaries prior to the end of the Option Period by reason of Retirement, each Option then held by the Optionee shall, to the extent that it was exercisable at the time of Retirement, remain exercisable for a period of (a) three months from the date of Retirement, if an incentive Option or (b) three years from the last day of the month of Retirement, if a non-qualified Option, and thereafter, such Option shall terminate; provided, however, if an Optionee shall die after Retirement, each Option then held by the Optionee shall be exercisable to the extent, and during the period, that it would, but for the Optionee's death, have otherwise been exercisable after Retirement. Notwithstanding anything to the contrary contained in this paragraph, the Committee may, in its discretion, accelerate the vesting date and allow retiring employees to exercise outstanding Options which would not otherwise be exercisable under the Plan on the date of such employee's Retirement. If an Optionee shall cease to be employed by the Corporation or any of its Subsidiaries prior to the end of the Option Period by reason of death, each Option then held by the Optionee shall, without regard to the extent that it was exercisable at the time of death, be fully exercisable for a period of one year from the first day of the month in which the Optionee died, and thereafter, such Option shall terminate. If the employment of an Optionee with the Corporation shall terminate, each Option then held by the Optionee shall, to the extent it was exercisable on the date of termination, be exercisable until 60 days following the date of termination and thereafter, such Option shall terminate. Notwithstanding anything to the contrary contained in this paragraph, the Committee may, in its discretion, accelerate the vesting date and allow terminated employees to exercise outstanding Options which would not otherwise be exercisable under the Plan on the date of such employee's termination. Notwithstanding the foregoing, no Option shall be exercisable later than the end of the Option Period relating thereto.



     5.6 The Committee may grant Stock Appreciation Rights to Optionees in tandem with non-qualified Options so that exercise of a Stock Appreciation Right will have the effect of terminating the Option or portion thereof to which it relates, and exercise of an Option or portion thereof to which a Stock Appreciation Right relates will have the effect of terminating the Stock Appreciation Right. Stock Appreciation Rights shall be exercisable in the same installments and be subject to the same terms and conditions as the Options to which they relate and to such other terms and conditions as the Committee in its sole discretion shall specify.



     5.7 The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Participant may be awarded incentive Options which are first exercisable by the Participant during any calendar year under the Plan or any other stock option plan maintained by the Corporation or its Subsidiaries shall not exceed $100,000.



     5.8 The Committee may, in its discretion, grant limited stock appreciation rights ("Limited Stock Appreciation Rights") that, notwithstanding any other provision of the Plan, may only be exercised during a Change of Control Exercise Period, and such Limited Stock Appreciation Rights shall be so exercisable during the Change of Control Exercise Period whether or not such person is then employed by the Corporation. Upon exercise of a Limited Stock Appreciation Right, the holder thereof shall be entitled to receive an amount in cash equal to the greater of (a) the Fair Market Value of the shares of the Common Stock with respect to which the Limited Stock Appreciation Right was exercised over the option price of such shares under the Plan and (b) if the Change of Control Event is the result of a transaction or a series of transactions, the highest price per share of Common Stock paid in such transaction or transactions during the Change of Control Exercise Period up to the date of exercise over the exercise price per share of Common Stock under the Plan. The Committee is authorized to amend the terms of a Limited Stock Appreciation Right held by any employee subject to Section 16 of the Exchange Act, as may be necessary so that the holding and exercise of such Limited Stock Appreciation Right will be exempt under such Section.



     5.9 The maximum number of Options, Stock Appreciation Rights and Limited Stock Appreciation Rights that may be granted to each Participant during any calendar year shall not exceed 400,000.

SECTION 6 -- ADMINISTRATION



     6.1 The Plan shall be administered by the Committee, which shall consist of Disinterested Persons (and, in the case of awards granted to individuals subject to Section 162(m) of the Code, the Committee shall also consist of Directors who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder), and such Directors shall serve at the pleasure of the Board.



     6.2 Subject to the provisions of the Plan, the Committee shall have exclusive power to select the key employees who shall be Participants and to determine the amount of, or method of determining, the awards to be made to Participants.



     6.3 The Committee's interpretation of the Plan and of any award granted under the Plan shall be final and binding on all Participants.



     6.4 The Committee shall have the authority to establish, adopt or revise such rules and regulations relating to the Plan and to make such determinations as it deems necessary or advisable for the administration of the Plan.



SECTION 7 -- AMENDMENT OR TERMINATION



     7.1 The Board may amend any provision of the Plan and any agreement under the Plan at any time, provided that no amendment may be made that would (a) increase the maximum number of shares of Common Stock which may be acquired under the Plan, (b) extend the term during which Options may be granted under the Plan or (c) reduce the exercise price per share to less than the Fair Market Value of the Common Stock on the date an Option was granted unless the amendment has been approved by the stockholders of the Corporation as provided in Rule 16b-3(b) under the Exchange Act, if continuation of the exemption granted by Rule 16b-3 under the Exchange Act requires such approval. The Board shall also have the right to terminate the Plan at any time. Except with a Participant's consent, no amendment, suspension or termination shall impair the rights of the Participant in any Options, Restricted Stock or Stock Appreciation Rights awarded to the Participant under the Plan.



     7.2 The Committee may refrain from designating Participants and from making any awards, but that shall not be deemed a termination of the Plan. No employee of the Corporation or any of its Subsidiaries shall have any claim or right to be granted awards under the Plan.



SECTION 8 -- MISCELLANEOUS



     8.1 The fact that a key employee of the Corporation or any of its Subsidiaries has been designated a Participant shall not confer on that employee any right to be retained in the employ of the Corporation or any of its Subsidiaries or to subsequent awards under the Plan.



     8.2 No award under the Plan shall be taken into account in determining a Participant's compensation for purposes of any group life insurance or other employee benefit or pension plan of the Corporation, including the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan.



     8.3 The Plan shall not be deemed an exclusive method of providing incentive compensation for the officers and employees of the Corporation and its Subsidiaries, and it shall not preclude the Board from authorizing or approving other forms of incentive compensation.



     8.4 All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation.



     8.5 Options, Restricted Stock and Stock Appreciation Rights awarded under the Plan shall not be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights awarded under the Plan shall be exercisable during a Participant's lifetime only by the Participant.

     8.6 A Participant may appoint a beneficiary, on a form supplied by the Committee, to exercise Options and Stock Appreciation Rights in the event of the Participant's death and may change that beneficiary at any time prior to the date of the Participant's death.



     8.7 In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the maximum aggregate number and class of shares in which awards may be granted under the Plan, the number of shares subject to outstanding Options and Stock Appreciation Rights shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities distributed to a Participant with respect to Restricted Stock shall be subject to the restrictions and requirements imposed by Section 4, including depositing the certificates therefor with the Corporation together with a stock power and bearing a legend as provided in Section 4.6.



     8.8 If the Corporation shall be consolidated or merged with another corporation, each Participant who has received Restricted Stock that is still subject to restrictions imposed by Section 4.2 may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 4.6, and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 4, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 4.6.



     8.9 The Corporation shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment at the highest marginal individual income tax rate. It shall be a condition to the obligation of the Corporation to deliver shares or pay any cash pursuant to any award that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any award agreement may provide that the Participant may elect, in accordance with any conditions set forth in such award agreement, to pay a portion or all of such withholding taxes by (a) delivery of shares of Common Stock or (b) having shares of Common Stock withheld by the Corporation from the shares otherwise to be received. The number of shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Participant shall be at the sole discretion of the Committee, and, in the case of a Participant subject to Section 16 of the Exchange Act, the Corporation may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder.



     8.10 The Plan shall be construed in accordance with the laws of the State of New Jersey. Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall be construed to prevent the transfer of funds to a grantor trust for the purpose of paying benefits under the Plan.



     8.11 If in the opinion of counsel for the Corporation, any issuance or delivery of shares of Common Stock to a Participant will violate the requirements of any applicable federal or state laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, or the Exchange Act), such issuance or delivery may be postponed until the Corporation is satisfied that the distribution will not violate such laws, rules or regulations. Certificates delivered to Participants pursuant to Section 4 hereof or issued on exercise of Options or Stock Appreciation Rights may bear such legends as the Corporation may deem advisable to reflect restrictions which may be imposed by law, including, without limitation, the Securities Act of 1933.

PROXY

                                C. R. BARD, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints William C. Bopp and Richard A. Flink, and each of them, his true and lawful attorneys and proxies, with power of substitution, to represent the undersigned and to vote all of the shares of stock of C. R. BARD, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of C. R. BARD, INC. to be held at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey 07932 on Wednesday, April 17, 1996 at 10:00 a.m. and at any adjournments thereof (a) as specified on the items listed on the reverse hereof, and (b) in accordance with their discretion on any other business which may properly come before said meeting.

ELECTION OF DIRECTORS, NOMINEES:

          WILLIAM C. BOPP, T. KEVIN DUNNIGAN,
          REGINA E. HERZLINGER AND WILLIAM H. LONGFIELD

                                                                     SEE REVERSE
                                                                            SIDE

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                                            1436

Please mark your
votes as in this
example.             /x/


This proxy when properly executed will be voted in the manner directed hereon by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of directors, FOR proposals 2, 3 and 4 and AGAINST proposals 5 and 6.

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

1.  Election of Directors.
    (see reverse)                         FOR  / /   WITHHELD / /

For, except vote withheld from the following nominee(s):

2.  Amendment to Restated Certificate of Incorporation.

-------------------------------------------------------------------------------

                                          FOR  / /   AGAINST  / /   ABSTAIN  / /

3.      Amendment to 1993 Long Term Incentive Plan.

                                          FOR  / /   AGAINST  / /   ABSTAIN  / /

4.      Ratification of Independent Public Accountants.

                                          FOR  / /   AGAINST  / /   ABSTAIN  / /

The Board of Directors recommends a vote AGAINST proposals 5 and 6.

5.      Shareholder proposal relating to annual election of directors.

                                          FOR  / /   AGAINST  / /   ABSTAIN  / /

6.      Shareholder proposal relating to compensation of non-employee directors.

                                          FOR  / /   AGAINST  / /   ABSTAIN  / /

Please mark this box if you plan to attend the meeting.       / /


NOTE: This proxy must be signed exactly as name(s) appear(s) hereon. Executors, administrators, trustees, guardians, attorneys and officers signing for corporations should give full title. For joint accounts each owner should sign.



----------------------------------------------

----------------------------------------------
  SIGNATURE (S)                       DATE

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                  [BARD LOGO]

                            NEW SHAREHOLDER SERVICES

                     DirectSERVICE Program for Shareholders

Effective April 1, 1996 the new DirectSERVICE Program will replace Bard's current Dividend Reinvestment Plan. Registered shareholders and non-shareholders may purchase Bard common stock at any time with a low fee structure compared with normal brokerage fees. Dividends may be reinvested in Bard stock at no cost to the shareholder. The program is a convenient and economical way for shareholders to initiate and increase their investment in Bard through the purchase of shares with voluntary cash payments and all or part of their dividends. Cash payments may be made by mail or through automatic monthly deductions from your bank account.

                          Direct Deposit of Dividends

Shareholders receiving a dividend check may have payments deposited directly into their checking or savings account at any financial institution participating in the ACH network. Through an Electronic Funds Transfer, your dividend can be deposited electronically on the dividend payment date. There is no charge to shareholders for this service.

For details or enrollment in the DirectSERVICE Program or for direct deposit of dividends, simply contact First Chicago Trust Company of New York, who administers these programs for Bard. Their address and convenient "800" numbers are shown below.

DirectSERVICE Program
for Shareholders of C. R. Bard, Inc.
c/o First Chicago Trust Company of New York
P.O. Box 2598
Jersey City, New Jersey 07303-2598

Existing shareholders:        (800) 446-2617
Non-shareholders inquiring
about the program:            (800) 828-1639

Be sure to include a reference to C. R. Bard, Inc.

PROXY

                                C. R. BARD, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints William C. Bopp and Richard A. Flink, and each of them, his true and lawful attorneys and proxies, with power of substitution, to represent the undersigned and to vote all of the shares of stock of C. R. BARD, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of C. R. BARD, INC. to be held at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey 07932 on Wednesday, April 17, 1996 at 10:00 a.m. and at any adjournments thereof (a) as specified on the items listed on the reverse hereof, and (b) in accordance with their discretion on any other business which may properly come before said meeting.

ELECTION OF DIRECTORS, NOMINEES:


          WILLIAM C. BOPP, T. KEVIN DUNNIGAN,
          REGINA E. HERZLINGER AND WILLIAM H. LONGFIELD

                                                                     SEE REVERSE
                                                                            SIDE

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                                            1436

Please mark your
votes as in this
example.             /x/

This proxy when properly executed will be voted in the manner directed hereon by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of directors, FOR proposals 2, 3 and 4 and AGAINST proposals 5 and 6.

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

1.  Election of Directors.
    (see reverse)                         FOR  / /   WITHHELD / /

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2.  Amendment to Restated Certificate of Incorporation.

                                          FOR  / /   AGAINST  / /   ABSTAIN  / /

3.      Amendment to 1993 Long Term Incentive Plan.

                                          FOR  / /   AGAINST  / /   ABSTAIN  / /

4.      Ratification of Independent Public Accountants.

                                          FOR  / /   AGAINST  / /   ABSTAIN  / /

The Board of Directors recommends a vote AGAINST proposals 5 and 6.

5.      Shareholder proposal relating to annual election of directors.

                                          FOR  / /   AGAINST  / /   ABSTAIN  / /

6.      Shareholder proposal relating to compensation of non-employee directors.

                                          FOR  / /   AGAINST  / /   ABSTAIN  / /

Please mark this box if you plan to attend the meeting.       / /


NOTE: This proxy must be signed exactly as name(s) appear(s) hereon. Executors, administrators, trustees, guardians, attorneys and officers signing for corporations should give full title. For joint accounts each owner should sign.


----------------------------------------------

----------------------------------------------
  SIGNATURE (S)                       DATE

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                                  [BARD LOGO]

Dear Bard Employee,

Once again your dedication and hard work have been critical to the success of our company reflected here in the 1995 Annual Report.

This next year will be an exciting one for us as we are now poised to be even more competitive than ever with an exciting array of new products and an organization designed to focus on our customers' needs.

I want to thank you for your continued efforts and support to make Bard a truly great company.

                                       /s/ WILLIAM H. LONGFIELD

                                       WILLIAM H. LONGFIELD